UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
January 26, 2009
LINDSAY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-13419	47-0554096

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2707 North 108th Street
Suite 102
Omaha, Nebraska	68164

(Address of principal executive offices)	(Zip Code)
                    (402) 428-2131
(Registrant’s telephone number, including area code)
                           Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 26, 2009, Lindsay Corporation (the “Company”) entered into a Fifth Amendment (the “Amendment”) to the Employment Agreement (the “Agreement”) between the Company and Richard W. Parod, President and Chief Executive Officer of the Company. Among other things, this Amendment extended the term of the Agreement for two additional years so that the term shall continue in effect until April 5, 2011. A copy of the Amendment is filed as Exhibit 10.1 hereto.
In addition, the Company had previously entered into a Fourth Amendment to the Agreement, dated December 22, 2008, for purposes of complying with Section 409A of the Internal Revenue Code. The Fourth Amendment was not deemed to be a material amendment to the Agreement and therefore was not previously filed. A copy of the Fourth Amendment is filed as Exhibit 10.2 hereto.
Item 7.01. Regulation FD Disclosure
On January 29, 2009, the Company issued a press release providing interim information regarding second quarter fiscal 2009 revenues. A copy of the press release is furnished herewith as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits

10.1	Fifth Amendment to Employment Agreement, dated January 26, 2009, between the Company and Richard W. Parod

10.2	Fourth Amendment to Employment Agreement, dated December 22, 2008, between the Company and Richard W. Parod

99.1	Press Release, dated January 29, 2009, issued by the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 29, 2009	LINDSAY CORPORATION
	By:	/s/ Timothy J. Paymal
Timothy J. Paymal, Vice President and
Chief Accounting Officer